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Exhibit 10.22

THIRD AMENDMENT TO
AMENDED AND RESTATED SERIES 1997-1(*)
SUPPLEMENT

    THIS THIRD AMENDMENT TO AMENDED AND RESTATED SERIES 1997-1 SUPPLEMENT, dated as of February 7, 2001 (this "Third Amendment"), is entered into by and among WLFC FUNDING CORPORATION, as issuer (the "Issuer") and THE BANK OF NEW YORK, as indenture trustee (the "Indenture"). Capitalized terms used and not otherwise defined herein are used as defined in the Supplement (as defined below).

    WHEREAS, the parties hereto entered into that certain Amended and Restated Series 1997-1 Supplement, dated as of February 11, 1999, as amended by the First Amendment, dated as of May 12, 1999 and a Second Amendment dated as of February 9, 2000 (the "Supplement"); and

    WHEREAS, the parties hereto desire to amend the Supplement in certain respects as provided herein;

    NOW THEREFORE, in consideration of the premises and the other mutual covenants contained herein, the parties hereto agree as follows:

  Amendments.

    (1) The definition of "Conversion Date" in Section 1.1 of the Supplement is hereby amended and restated to read in its entirety as follows:

    "Conversion Date" means the Payment Date occurring on February 6, 2002; provided, however, that such Conversion Date may be extended annually by the Issuer for one year periods if approved by all of the Holders of the Class A Notes.

    (2) Clause (1) of the definition of "Eligible Engine" in Section 1.1 of the Supplement is modified to read in its entirety as follows:

    "(1) Eligible Lease. Each Engine is subject to an Eligible Lease on the related Transfer Date; provided that an Engine shall not be required to be subject to an Eligible Lease on the related Transfer Date so long as, after giving effect to the transfer of all Engines which are transferred on any Transfer Date, the On-Lease Percentage of all Eligible Engines as of such Transfer Date shall not be less than the Applicable Percentage."

    (3) The definition of "Guaranty" in Section 1.1 of the Supplement is hereby amended and restated to read in its entirety as follows:

    "Guaranty" means the Third Amended and Restated Guaranty dated as of February 7, 2001 made by the Guarantor in favor of FUNB, together with its successors and assigns.

(*)
Portions of the material in this Exhibit have been redacted pursuant to a request for confidential treatment and the redacted material has been filed separately with the Commission. An asterisk has been placed in the precise places in this Agreement where we have redacted information and the asterisk is keyed to a legend which states that the material has been omitted pursuant to a request for confidential treatment.

    (4) The definition of "Issuer Fee Letter" in Section 1.1 of the Supplement is hereby amended and restated to read in its entirety as follows:

    "Issuer Fee Letter" means the Second Amended and Restated Issuer Fee Letter, dated as of February 7, 2001, between the Issuer and the Deal Agent.

    (5) The following definition is hereby added in its entirety to Section 1.1 of the Supplement:

    "Revolving Credit Agreement" means that certain Amended and Restated Credit Agreement, dated as of February 10, 2000, as amended and supplemented from time to time, entered into by and among Willis Lease Finance Corporation, a Delaware corporation (successor by merger to Willis Lease Finance Corporation, a California corporation), the banking institutions signatories thereto and named in Exhibit A attached thereto and such other institutions that become a "Bank" pursuant to Section 11.4 thereof, First Union National Bank, a national banking association, as Co-Arranger and as Administrative Agent for the Banks under the Revolving Credit Agreement, Banc of America Securities LLC, (formerly NationsBanc Montgomery Securities LLC) as Co-Arranger and Syndication Agent, and Bank of America, N.A., (formerly NationsBank, N.A.) a national banking association, as Appraisal Agent.

    (6) The following definition is hereby added in its entirety to Section 1.1 of the Supplement:

    "SRT" means SR Technics Switzerland, a Swiss corporation.

    (7) The following definition is hereby added in its entirety to Section 1.1 of the Supplement:

    "Third Amendment Date" shall mean the date on which the Third Amendment to this Supplement shall become effective.

    (8) Section 4.7 of the Supplement is hereby amended and restated to read in its entirety as follows:

    "Section 4.7 Lessee Acknowledgment.

      Within 90 days of the Closing Date or the Transfer Date with respect to any Engine, the Lessee under the Lease Agreement relating to such Engine, if any, shall have executed and delivered to the Deal Agent a written agreement, substantially in the form attached hereto as Exhibit C."

    (9) Section 5.2(m) of the Supplement is hereby amended and restated to read in its entirety as follows:

    "Lessee Acknowledgment. The Lessee under the Lease Agreement relating to an Engine, if any, shall have received a written agreement for such Lessee's signature, substantially in the form attached hereto as Exhibit C."

   (10) Section 5.2(n) of the Supplement is hereby deleted in its entirety.

   (11) Section 5.2(s) of the Supplement is hereby amended and restated to read in its entirety as follows:

    "Concentration of Engines for Wide Body Aircraft. After giving effect to the transfer of all Engines which are transferred on any Transfer Date,

    (i)
    the sum of the Net Book Values of all Eligible Engines designed to power Wide Body Aircraft (excluding such Eligible Engines which are on-lease to SRT) shall not exceed an amount equal to the product of (A) the Wide Body Aircraft Percentage and (B) the Aggregate Net Book Value and

    (ii)
    the sum of the Net Book Values of all Eligible Engines designed to power Wide Body Aircraft (including such Eligible Engines which are on-lease to SRT) shall not exceed the product of (A)       percent (  %)(*) and (B) the Aggregate Net Book Value."

   (12) Section 5.2(x) of the Supplement is hereby deleted in its entirety.

   (13) Section 5.2(y) of the Supplement is hereby amended and restated to read in its entirety as follows:

    "PW4000 Engines. No PW4000 Series engine with a 94" fan (PW4052-PW4062) (or Beneficial Interest in any Owner Trust which owns such Engine) may be transferred on any Transfer Date if such Engine has more than 800 cycles since the last high pressure compressor maintenance."

   (14) Section 7.1(8) of the Supplement is hereby amended and restated to read in its entirety as follows:

    (8)
    Outstandings exceed(*) of the aggregate Appraised Values of each Eligible Engine.

   (15) Exhibit C to the Supplement is deleted and Exhibit C to this Third Amendment is substituted in place thereof.

   (16) Schedule 1 to the Supplement is deleted and Schedule 1 to this Third Amendment is substituted in place thereof.

    Supplement in Full Force and Effect as Amended.  Except as specifically amended hereby, the Supplement shall remain in full force and effect. All references to the Supplement shall be deemed to mean the Supplement as modified hereby. This Third Amendment shall not constitute a novation of the Supplement, but shall constitute an amendment thereof. The parties hereto agree to be bound by the terms and conditions of the Supplement, as amended by this Third Amendment, as though such terms and conditions were set forth herein.

    Effectiveness of Third Amendment.  This Third Amendment shall become effective on the date (the "Third Amendment Date") when all conditions set forth in Annex I hereto have been met.

  Miscellaneous.

    (17) This Third Amendment may be executed in any number of counterparts, and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.

    (18) The descriptive headings of the various sections of this Third Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.

    (19) This Third Amendment may not be amended or otherwise modified except as provided in the Supplement.

    (20) THIS THIRD AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS.

    (21) First Union Securities, Inc. certifies by acknowledgment hereof that it is the sole Noteholder.

[Remainder of Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the parties have caused this Third Amendment to the Amended and Restated Series 1997-1 Supplement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

WLFC FUNDING CORPORATION
By:	/s/ Nicholas J. Novasic
Name:	Nicholas J. Novasic
Title:	Chief Financial Officer
THE BANK OF NEW YORK, as Indenture Trustee
By:	/s/ Mauro Palladino
Name	Mauro Palladino
Title:	Vice President
THE BANK OF NEW YORK, as Securities Intermediary
By:	/s/ Mauro Palladino
Name:	Mauro Palladino
Title:	Vice President
Consented and agreed to:
FIRST UNION SECURITIES, INC.,
as the sole Noteholder on behalf of the Purchasers
By:	/s/ Leah W. Torstrick
Name:	Leah W. Torstrick
Title:	Director

SCHEDULE 1

Section 1: Definitions

    "Applicable Percentage" means            percent (  %)(*).

    "Class A Note Commitment" means an amount not to exceed $180,000,000.00, subject to the terms and conditions set forth herein, 100% of which is to be allocated between VFCC and the Investors (as defined in the Class A Note Purchase Agreement) as determined at any time by the Deal Agent in its sole discretion; provided, however, that at no time shall the Class A Note Principal Balance exceed the Asset Base for this Series 1997-1.

  "Developed Asia/Pacific Rim" means the following countries: Australia, Fiji, Hong Kong, Japan, New Zealand, Singapore and Taiwan.

  "Developed Europe" means the following countries: Austria, Belgium, Denmark, Finland, France, Germany, Greece, Iceland, Ireland, Italy, Malta, Norway, Portugal, Spain, Sweden, Switzerland, The Netherlands and the United Kingdom.

  "Emerging Africa/Middle East/Europe" means the following countries: Hungary, Poland, Bahrain, Israel, Qatar, South Africa and Turkey.

  "Emerging Asia" means the following countries: China, Indonesia, Korea, Malaysia, Philippines and Thailand.

  "Emerging Latin/South America" means the following countries: Argentina, Aruba, Brazil, Chile, Columbia, Jamaica and Mexico.

  "Emerging Market" means Emerging Latin/South America, Emerging Asia and Emerging Africa/Middle East/Europe.

    "Servicing Fee" means for any Payment Date an amount equal to the product of (x) five percent (5%) and (y) the aggregate amount of Engine Revenues with respect to the Series 1997-1 Engines during the immediately preceding Collection Period.

    "Single Lessee Percentage" means            percent (  %)(*); provided, however that with respect to SRT as lessee, the Single Lessee Percentage shall mean            percent (  %)(*); provided, further, that with respect to any lessee which is located in an Emerging Market the Single Lessee Percentage shall mean            percent (  %)(*).

    "Target EBIT Ratio" means 1.20:1.0.

    "Target One Year Lease Expiry Concentration Percentage" means            percent (  %)(*).

    "Target Two Year Lease Expiry Concentration Percentage" means            percent (  %)(*).

    "Three Lessee Percentage" means            percent (  %)(*); provided, however that if at any time when SRT is one of the three largest lessees with respect to aggregate Net Book Values then Three Lessee Percentage shall mean             percent (  %)(*).

    "Weighted Average Lease Rate Percentage" means one percent (1.0%).

    "Wide Body Aircraft Percentage" means            percent (  %)(*).

  Section 2: Certain Additional Terms.

    Administrative Agent Fee.  The Issuer shall pay on each quarterly Payment Date, beginning with the third Payment Date, an Administrative Agent Fee to the Deal Agent an amount equal to the product of (x) .075%, (y) one-fourth and (2) the Class A Note Principal Balance. Such Administrative Agent

Fee shall be payable on each quarterly Payment Date from amounts then on deposit in the Series 1997-1 Series Account in accordance with Section 3.02 of the Supplement.

    Interest Rate Hedge Agreements.  Beginning on March 31, 1999, the Issuer at all times shall have Interest Rate Hedge Agreements in effect, each of which has an aggregate notional amount of not less than 50% of the Outstanding Obligations of the, Series 1997-1 Notes.

Section 3: Geographic Concentration Table.(*)

    "Section 3: Geographic Concentration Table"

Geographic Region	Maximum Geographic Percentage
Emerging Africa/Middle East/Europe	%
Emerging Asia	%
China	%
Developed Asia/Pacific Rim	%
Developed Europe	%
North America	%
Emerging Latin/South America	%
Emerging Markets	%

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THIRD AMENDMENT TO AMENDED AND RESTATED SERIES 1997-1(*) SUPPLEMENT
SCHEDULE 1